As filed with the Securities and Exchange Commission on January 5, 2011
Registration No. 333-169773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
Post-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Zoom Telephonics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3661	04-2621506
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

207 South Street
Boston, MA 02111
(617) 423-1072
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frank Manning
President, Chief Executive Officer,
Chairman of the Board and Acting Chief Financial Officer
207 South Street
Boston, MA 02111
(617) 423-1072
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jeffrey Steele, Esq.
Morse, Barnes-Brown & Pendleton, PC
1601 Trapelo Road, Suite 205
Waltham, MA 02451
(781) 622-5930

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE

On October 5, 2010, Zoom Telephonics, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1 (Registration No. 333-169773) (the “Registration Statement”), which registered 7,932,912 non-transferable subscription rights to purchase its common stock and 7,932,912 shares of its common stock issuable upon exercise of such non-transferable subscription rights. The Company filed an amendment to the Registration Statement on November 19, 2010, and the Registration Statement was declared effective by the Securities and Exchange Commission on November 24, 2010.  The rights offering by the Company terminated on December 23, 2010. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration all rights and shares previously registered on the Registration Statement that have not been sold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 5, 2011.

ZOOM TELEPHONICS, INC.

By:	/s/ Frank B. Manning
Frank B. Manning
President, Chief Executive Officer and Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank B. Manning	President, Chief Executive Officer, Acting Chief Financial Officer and	January 5, 2011
Frank B. Manning	Chairman of the Board (Principal Executive Officer and Principal
Financial Officer)

*	Director	January 5, 2011
Peter R. Kramer

*	Director	January 5, 2011
Bernard Furman

*	Director	January 5, 2011
J. Ronald Woods

*	Director	January 5, 2011
Joseph Donovan

*	By:	/s/ Frank B. Manning
Frank B. Manning
Attorney-in-Fact